EXHIBIT 10.1


                        QBIT COMMERCIALIZATION AGREEMENT

This Agreement is made and entered into this 18th day of January, 2000 (EFFECTIVE DATE), by and between CytoGenix, Inc. (CYGS) and Quantum Bit Induction Technology, Inc. (QBIT), both Nevada corporations.

                                    RECITALS

CYGS desires the tight to commercialize products, services or business methods developed by QBIT. QBIT desires to commercialize certain products, services or business methods.

                                   DEFINITIONS

      1. QBIT interests, rights, and property for purposes of this agreement includes the intellectual property, technology and research product of all officers, employees, consultants, and associates to the extent that their product accrues to the benefit of QBIT (QBIT TECHNOLOGY)
      2. FIELD OF INTEREST includes biology and chemistry and the respective sub-disciplines and business methods which have been disclosed as of the effective date of this agreement as defined in FIELD OF INTEREST, Exhibit A attached hereto.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the patties hereto do hereby agree as follows.

      I. CYGS and QBIT hereby agree to intellectual property transfer and consideration exchange therefor as set forth herein, the value of which is acknowledged. There shall be no pro-rata refund or return of consideration resulting from the termination, cancellation, or suspension of this agreement.
      2. Term. The term of this Agreement shall be for a period of three (3) years commencing on the EFFECTIVE DATE hereof, unless terminated earlier as provided herein
      3   Intellectual Property Acquisition; Exclusion; Consideration;
          Reimbursement
      3.1 Acquisition. QBIT hereby assigns all rights to intellectual property in the areas of biology or chemistry including the respective sub-disciplines and business methods (FIELD OF INTEREST) to which QBIT has rights, title, interest, or license which have been disclosed as of the effective date of this Agreement as identified in Exhibit B attached hereto.
      3.2 Exclusion. After the effective date of this Agreement, Quantum Control of any process, including biological, biochemical or chemical processes, and any novel business methods developed are specifically excluded from this rights transfer and the FIELD OF INTEREST. Such specific exclusion shall not imply any limit on areas that are beyond the scope of the FIELD OF INTEREST.

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      3.3 Consideration. QBIT hereby grants CYGS first right to commercialize any intellectual property developed by QBIT, subject to the provisions of this agreement. In consideration thereof, CYGS will immediately issue or cause to be issued 1,000,000 unrestricted CYGS common shares and 2,000,000 one year restricted CYGS common shares pursuant to written instructions from QBIT. CYGS agrees to timely file such statements and documents as required under SEC regulations to maintain "unrestricted" status on the aforementioned 1,000,000 CYGS common shares and to register for sale, if necessary and requested by QBIT, the remaining 2,000,000 CYGS common shares or any portion thereof as allowed under SEC Rule 144.
      3.4 Future Compensation. The consideration described in 3.1 above shall be full and complete compensation for all services rendered by QBIT under this Agreement as of the effective date of this Agreement. Compensation for commercialization rights on properties beyond the scope of the FIELDS OF INTEREST shall be negotiated on an individual basis and contemplated in addenda to this Agreement, such addenda to be executed by CYGS and QBIT as appropriate. Compensation for other services not comprehended by this agreement and provided by QBIT for CYGS or CYGS to QBIT win be defined by a separate agreement.
      3.5 Reimbursement. QBIT shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of the duties under this Agreement (1) as long as such expenses constitute business deductions from taxable income for CYGS and are excludable from taxable income to QBIT under the governing laws and regulations of the Internal Revenue Code (Provided, however, that QBIT shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to CYGS 20% of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by CYGS. The reimbursement of QBIT's business expenses shall be upon monthly presentation to and approval by CYGS of valid receipts and other appropriate documentation for such expenses.
      3.6 Distribution of QBIT common stock. QBIT shall issue three million (3,000,000) shares of QBIT common stock to CYGS. QBIT may direct CYGS to distribute said QBIT stock to all CYGS shareholders pursuant to policy established by CYGS's board of directors and to file all required paperwork with the appropriate regulatory authorities so that QBIT may establish its common stock public market listing with NASDAQ or other securities market that QBIT specifies. It is agreed that QBIT's right hereunder shall not present an undue burden on CYGS in terms of personnel, time, or financial expense, as determined by the CYGS board of directors. QBIT reserves the right to overcome such objection by reimbursing CYGS for any costs incurred in the process. Both parties agree that the completeness and accuracy of QBIT's records are requisite, and financial audits are entirely the responsibility of QBIT.

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      3.7 Duties. QBIT shall be responsible for further conceptualizing and researching intellectual property for CYGS within the FIELD OF INTEREST. QBIT shall provide written descriptions of such intellectual property as appropriate. QBIT shall provide follow-up discussion and documentation to CYGS for intellectual property within the FIELD OF INTEREST at the request of CYGS. Both patties agree that conceptual conveyance is QBIT's only obligation under this provision. There shall be no incumbency on QBIT regarding time, resources, or work product to be developed under this provision.

4 QBIT shall not be limited to research and development of intellectual property within the scope of the FIELD OF INTEREST. QBIT may present intellectual property with commercial potential that is beyond the scope of the FIELD OF INTEREST when deemed appropriate. Such presentation shall include a definitive description of the property and proposed commercialization terms and consideration. CYGS shall respond to QBIT with a declaration of intent to commercialize, in writing within 60 days of CYGS's receipt of such intellectual property description and summary. Said declaration shall describe its acceptance and commercialization intentions regarding said property, or shall define a counter offer regarding commercialization terms and consideration. In the event CYGS declines to commercialize a property or does not intend to begin commercialization for 120 days or more, QBIT shall be free to pursue alternative commercialization opportunities however, CYGS shall maintain first right of refusal to commercialize any property developed by QBIT at terms comparable to terms offered any third party, provided CYGS can demonstrate capabilities comparable to such third party to the satisfaction of QBIT. QBIT will notify CYGS of any impending commercialization agreements between QBIT and third parties and the specified terms. CYGS may exercise its first right of refusal to commercialize hereunder within 30 days of such notice from QBIT. The first right of refusal to commercialize shall not extend to property that QBJT intends to commercialize itself It is agreed that QBIT shall be obligated to provide conceptual technical detail about any intellectual property under discussion for the purposes set forth herein which is adequate to allow CYGS personnel to understand the intellectual property. Such conceptualization and research may include business and commercial aspects of the aforementioned FIELD OF INTEREST.

5 Conflicting Activities: QBIT shall not, during the term of this Agreement, be engaged in any other business activity which conflicts with or is a competitor to CYGS within the FIELD OF INTEREST without the prior written consent of the Board of Directors of CYGS. However, this restriction shall not be construed as preventing QBIT from investing its assets in passive investments in business entities that are in competition with CYGS or its affiliates, or from pursuing business opportunities which do not operate within the FIELD OF INTEREST.

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6   Confidentiality of Trade Secrets and Other Materials.
      6.1 TRADE SECRETS. QBIT agrees not to disclose to any person, firm, entity, or corporation any information concerning the business affairs, the TRADE SECRETS or the customer lists or similar information of CYGS. Any technique, method, process or technology used by CYGS within the FIELD OF INTEREST shall be considered a TRADE SECRET for the purposes of this Agreement. CYGS agrees not to disclose any information concerning the business affairs, the TRADE SECRETS or the customer lists or similar information of QBIT. Any technique, method, process or technology described or disclosed by QBIT to CYGS which is beyond the FIELD OF INTEREST shall be considered a TRADE SECRET for the purposes of this Agreement.
      6.2 Ownership of TRADE SECRETS; Assignment of Rights. QBIT hereby agrees that all know-how, documents, reports, plans, proposals, software, computer programs, graphic presentations, and videos developed 'by CYGS, marketing and sales plans, client lists, client files and materials made by CYGS are the property of CYGS and shall not be used by QBIT in any way adverse to CYGS'S interests. QBIT shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of CYGS or its Chief Executive Officer. QBIT hereby assigns to CYGS any rights that it may have in any such trade secret or proprietary information. CYGS and QBIT agree that the scope and meaning of Section 6.2 shall apply only to items within the FIELD OF INTEREST defined in Section 3.1.

7 QBIT and CYGS further agree that in addition to compensation for damages caused by breach of this Agreement, CYGS and QBIT shall be entitled to injunctive relief by a court of competent jurisdiction to prevent irreparable harm and injury to CYGS or QBIT by said breach or potential breach.

8 Injunctive Relief CYGS and QBIT hereby acknowledge and agree that any default under Section 7 above will cause damage to CYGS and QBIT in an amount difficult to ascertain. Accordingly, in addition to any other relief to which CYGS and QBIT may be entitled, CYGS and QBIT shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 7 above and without the proof of actual damages.

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9  Termination.
      9.1 This Agreement may be terminated at any time by mutual agreement of the parties.
      9.2 This Agreement shall automatically terminate on the last day of the month in which either party dissolves or winds up its affairs.
      9.3 QBIT may terminate its engagement hereunder by giving CYGS 60 days prior written notice, which termination shall be effective on the 6Oth day following such notice.
      9.4 Payment Upon Termination. Upon termination both parties shall pay any and all amounts due the other party within 30 days of such termination.
      9.5 Dismissal from Premises. At CYGS's option, QBIT and QBIT personnel shall immediately leave CYGS's premises on the date notice of termination is given by either QBIT or CYGS. QBIT shall be permitted to remove any items from CYGS's premises which are not specifically related to the FIELD OF INTEREST, personal possessions of QBIT personnel, and any items relating to intellectual property beyond the scope of the FIELD OF INTEREST for which an intent to commercialize has been tendered by CYGS and accepted by QBIT.

10. Miscellaneous.
      10.1 Transfer and Assignment. This Agreement shall not be assigned or transferred by QBIT without the prior written consent of CYGS. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.
      10.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.
      10.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Nevada.
      10.4 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.
      10.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and un4erstandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

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      10.6 Modification. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.
      10.7 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.
      10.8 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.
      10.9 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one or such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.
      10.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.
      10.11 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to CYGS:
9881 5. Wilcrest Houston, Texas 77099

If to QBIT:
6524 San Felipe #445
Houston, Texas 77057

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Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof Each party may change its address for notice by giving notice thereof in the manner provided above,

      10.12 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on QBIT and CYGS.
      10.13 Right of Set-Off Upon termination or expiration of this Agreement, CYGS shall have the right to set-off against the amounts due QBI'T hereunder the amount of any outstanding loan or advance from CYGS to QBIT provided CYGS delivers to QBIT written documentation of such loan or advance. Such documentation must bear a QBIT officer's signed acknowledgment of said debt. In no event shall termination or expiration of this Agreement obligate QBIT to reimburse CYGS "out-of-pocket" for any advances or repay any loans.
      10.14 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by QBIT and CYGS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above

CYGS                                       QBIT

                                           Michael Skillern, President - (Date)

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EXHIBIT A FIELD OF INTEREST

Intellectual property with application in the area of biology or chemistry and their respective sub-disciplines and business methods for the commercialization or deployment of such property which have been disclosed as of the effective date of this agreement. FIELD OF INTEREST shall include but is limited to ssDNA expression techniques, DNA data compression I decompression techniques, DNA synthesis and purification techniques, and any intellectual property for which patent applications have been prepared or are in preparation which operate in the areas of biology or chemistry.

EXHIBIT B - Scope of Intellectual property

Intellectual property in the areas of biology or chemistry including the respective sub-disciplines and business methods to which QBIT has rights, title, interest, or license which have been disclosed as of the effective date of this Agreement.

EXHIBIT C

Assignment of Rights to Intellectual Property

For value and consideration received, Mike Skillern hereby assigns and transfers all rights to intellectual property in the areas of biology or chemistry including the respective sub-disciplines and business methods which have been disclosed to Quantum Bit Induction Technology, Inc. ("QBIT") or CytoGenix, Inc. ("CYGS") as of the effective date of this Agreement to QBIT. QBIT shall have the right to assign, transfer, or otherwise dispose of such property at its sole discretion.

AGREED AND ACCEPTED:

Mike Skillern, individually

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